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                                    AGREEMENT

         THIS SALES AGREEMENT (this "Agreement") is made and entered into on May 1, 2003, by and between, EnerTeck Chemical Corporation, a Texas corporation (the "Company") on the one hand, and Allan F. Dow & Associates, Inc., also a Texas corporation (the "Sales Representative"-SR) on the other hand.

         In consideration of the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Services. For a period of two (2) year from the date hereof, SR will use its professional and marketing contacts to assist the Company in promoting its EnerBurn(TM) product at key accounts with the potential to purchase at least 40,000 gallons per year (the "SR's Accounts") are at least testing EnerBurn in commercial applications.

         2. Compensation. The Company shall compensate SR with payment of
$100,000

when the SR's Accounts, which collectively have the potential to purchase 40,000 gallons of EnerBurn, have first introduced the EnerBurn product and it is incorporated into a test and/or it is used on a commercial basis, in a customer's fleet(s). SR and Company will mutually agree upon and determine, case by case, on the potential to purchase EnerBurn, for each SR customer, that shall apply to the aforementioned 40,000 gallon requirement that would trigger the aforementioned $100,000 payment. In addition, SR will be paid up to $250,000 as a commission from the sale of the first 40,000 gallons of EnerBurn sold by SRs; this payment will be made at the rate of $6.25 per gallon of EnerBurn sold. In both cases, payment to SR will be due 30 days from the date of shipment or the date of invoice, which ever is earlier.

For EnerBurn sales effected by the SR in excess of 40,000 gallons, the Company agrees to compensate SR consistent with the Company's Commission and Finder Fee Policy for EnerBurn Sales developed for Company during the Term of this contract. Commissions will be paid for thirty nine (39) months from the date of the first sale to each new account independent of the Term of this SR Agreement. Further, such Commissions, as a percent of revenue, shall be no less than 5% for sales in months 1 thru 15, 3.5% for sales in months 16 thru 27, and 2% for sales in months 28 thru 39. SR will keep Company advised of all sales opportunities identified by SR.

In addition to the foregoing Fees, Company agrees to reimburse SR for reasonable out-of-pocket expenses incurred by SR in performing Services in Paragraph 1., above. All expenses and any charges for Professional Services must be pre-approved by Company.

         3. Independent Contractor. SR shall, at all times, render services pursuant to this Agreement as an independent contractor and not as an employee, agent or servant of Company, nor shall SR, by reason of this Agreement or the services performed pursuant hereto, be deemed an employee of Company for purposes of withholding employee payroll taxes, contributions, pensions or otherwise.


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            4. Termination.

                (a) In the event that either party materially or repeatedly defaults in the performance of any of their respective duties or obligations under this Agreement, and within thirty (30) days after written notice is given to the defaulting party specifying the default, and (i) such default is not substantially cured, or (ii) the defaulting party does not obtain the approval of the other party to a plan to remedy the default, then the party not in default may terminate this Agreement by giving written notice to the defaulting party.

           (b) If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, or breaches any warranty or representation contained herein, then the other party, within the conditions of applicable law, may immediately terminate this Agreement by giving written notice.

            5. Miscellaneous.

         (a) Assignment. SR may not assign any of his rights or obligations hereunder, without the Company's prior written consent, which the Company may withhold in its sole and absolute discretion.

             (b) Notice. All notices, demands or other communications to be given to any party hereunder shall be in writing. A notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, return receipt requested, or if transmitted by telegraph, telecopy or other electronic written transmission or if sent by overnight courier service, and if addressed to the applicable party as set forth at the end of this Agreement. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed made seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed made at the time of confirmation of delivery thereof. Any party may change its address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles.

         (d) Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         (e) Waivers. No waiver of compliance with any provision of this Agreement shall be binding unless executed in writing by the party making the waiver. No waiver of any of the


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provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         (f) Amendments. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

         (g) Invalidity. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         (h) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         (i) Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (j) Income Tax Consequences. SR acknowledges that the Company has not advised SR regarding the tax implications of this Agreement. Each of the parties hereto has obtained or will obtain his or its own tax advice with respect to the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


THE COMPANY                                  THE SR

EnerTeck Chemical Corporation                Allan F. Dow & Associates, Inc.
a Texas  corporation                         a Texas corporation


By:  /s/ Dwaine Reese                        By: /s/ Kenneth O'Neill
Dwaine Reese                                 Kenneth O'Neill
Chief Executive Officer and President        Sr. Vice President





GOBM-SALES-AGREEMENT.AFDcnslt.doc-5-14-032